Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Susan Jaramillo Senior Director, Communications Exide Technologies 203/699-9133 susan.jaramillo@exide.com	Carol Knies Senior Director of Investor Relations Exide Technologies 678/566/9316 carol.knies@exide.com

Exide® Announces Integration of Americas Businesses

Milton, Ga. (Nov. 30, 2010) – Exide Technologies, a global leader in stored electrical-energy solutions, announced today the planned integration of its Americas transportation and industrial groups into one business. This integration will be effective Jan. 1, 2011. Bruce Cole, currently President – Transportation Americas, will assume the leadership of this new business as President, Exide Americas. The planned combination of these two businesses will result in a third quarter restructuring charge of $3-4 million.

This integration allows Exide to gain from the natural synergies between these two groups resulting in a unique market-facing business that provides for optimal leverage and the resulting benefits. These benefits include:

•	Singular improved focus on quality and lean strategies to improve customer satisfaction and reduce costs

•	Consolidation of manufacturing/materials planning that will afford opportunities to streamline processes, improve asset utilization and yield procurement savings

•	Enhanced “cross selling” revenue opportunities

•	Greater opportunities for facility optimization and integration

“We have already seen successes regarding cost savings, cross selling and facility optimization within our European operations following the initial consolidation of the two businesses there earlier this year,” said Jim Bolch, Exide President and CEO. “I am confident that we will see the same results in the Americas as we bring together two strong businesses and create a more formidable force within the markets we serve.”

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About Exide Technologies
Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements

Except for historical information, this news release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ii) the Company’s ability to implement and fund business strategies based on current liquidity, (iii) the Company’s ability to realize anticipated efficiencies and avoid additional unanticipated costs related to the Company’s restructuring activities, (iv) the cyclical nature of the industries in which the Company operates and the impact of current adverse economic conditions on those industries, (v) unseasonable weather (warm winters and cool summers), which could adversely affect demand for automotive and some industrial batteries, (vi) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as impose significant interest and financing costs, (vii) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (viii) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (ix) the negative results of tax audits in the U.S. and Europe, (x) competitiveness of the battery markets in the Americas and Europe, (xi) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations, and possible terrorist attacks against U.S. interests, (xii) the ability to acquire goods and services and/or to fulfill later needs at budgeted costs, (xiii) general economic conditions (xiv) the Company’s ability to successfully pass along increased material costs to the Company’s customers, (xv) recently adopted U.S. lead emissions standards and the implementation of such standards, and (xvi) those risk factors described in the Company’s fiscal 2010 Form 10-K filed on June 2, 2010.

The Company cautions each reader of this news release to carefully consider those factors set forth above.  Such factors have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.